EXHIBIT 10.4

February [XX], 2017

[Executive Name]
c/o IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

Amendments to Employment Agreement and Confidentiality Agreement

Dear [ ]:

You and IPG Photonics Corporation (the “Company”) entered into (A) the Employment Agreement, dated October 7, 2013 (as amended, the “Employment Agreement”), and (B) the Confidentiality, Non-Competition and Confirmatory Assignment Agreement, dated [ ] (as amended, the “Confidentiality Agreement”). As a result of recent policy actions by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors decided to amend the Employment Agreement and the Confidentiality Agreement. The Compensation Committee also determined that your participation in the 2017 Annual Incentive Plan (formerly called the Senior Executive Short-Term Incentive Plan or STIP) is conditioned upon signing this letter amending your Employment Agreement and Confidentiality Agreement.

By signing below, you agree to the amendments to the Employment Agreement and the Confidentiality Agreement on Exhibit A attached to this letter effective as of February 17, 2017.

Sincerely,

IPG Photonics Corporation

John J. Weaver
Vice President, Human Relations

Accepted and Agreed

By: __________________________

Print name: ____________________

Exhibit A

Amendment to Release and Waiver Agreement

Appended to Employment Agreement

Sections 2 and 3 of the form of Release and Waiver Agreement, attached to the Employment Agreement as Exhibit A thereto, is amended in their entireties as follows (additions, ~~deletions~~):

2. Waiver and Release. In consideration for the payments and benefits to be provided to Executive as set forth herein and the Employment Agreement, Executive, himself and for any person or entity that may claim by him or through him, including Executive’s heirs, executors, administrators, successors and assigns, hereby knowingly, irrevocably, unconditionally and voluntarily waives, releases and forever discharges the Corporation and each of its individual or collective past, present and future parent, subsidiaries, divisions and affiliates, its and their joint ventures and its and their respective directors, officers, associates, employees, representatives, partners, consultants insurers, attorneys, administrators, accountants, executors, heirs, successors, and agents, and each of its and their respective predecessors, successors and assigns and all persons acting by, through or in concert with any of them (hereinafter collectively referred to as “Releasees”), from any and all claims, causes of action or liabilities relating to Executive’s employment with the Corporation or the termination thereof, known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the date Executive executes this Agreement which have been or could be asserted against the Releasees, including but not limited to:

(a)causes of action or liabilities relating to Executive’s employment with the Corporation or the termination thereof arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (the “ADEA”), the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the American with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, and the Delaware General Corporations Act as such Acts have been amended, and/or any other foreign, federal, state, municipal, or local employment discrimination statutes (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or
(b)causes of action or liabilities related to Executive’s employment with the Corporation or the termination thereof arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or
(c)causes of action or liabilities relating to rights to or claims for pension, profit-sharing, wages, bonuses or other compensation or benefits; and/or
(d)any other cause of action relating to Executive’s employment with the Corporation or the termination thereof including, but not limited to, actions seeking severance pay, except as provided herein, actions based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, defamation, discrimination, retaliation, promissory estoppel, fraud, violation of public policy, negligence and/or any other common law, or other cause of action whatsoever arising out of or relating to employment with and/or separation from employment with the Corporation and/or of the other Releasees.
Nothing herein shall limit or impede Executive’s right to file or pursue an administrative charge with, or participate in, any investigation before ~~the Equal Employment Opportunity Commission, or any other local, state or federal agency, and/or any causes of action which by law Executive may not legally waive. Executive agrees, however, that if Executive or anyone acting on Executive’s behalf, brings any action concerning or related to any cause of action or liability released in this~~

~~Agreement, Executive waives any right to, and will not accept, any payments, monies, damages, or other relief, awarded in connection therewith~~ a governmental agency.
Nothing herein shall constitute a waiver or release of any of Executive’s rights under this Agreement, any other applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, or under the Indemnification Agreement.
Executive expressly waives the benefits of any statute or rule of law that, if applied to this Agreement, would otherwise exclude from its binding effect any claims against the Corporation not now known by Executive to exist.
3. Nondisparagement. Executive agrees that, except as to statements required by law, compelled through valid legal process, or to any local, state or federal agency, he will not directly or indirectly, individually or in concert with others, engage in any conduct or make any statement (whether oral or written) calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the Corporation or its good will, products or business opportunities, or in any manner detrimental to the Corporation. In addition, Executive agrees not to make any disparaging remarks regarding any related, affiliated or subsidiary organizations of the Corporation. The Corporation agrees to use its reasonable best efforts to cause its officers and directors not to, directly or indirectly, individually or in concert with others, except as to statements required by law, compelled through valid legal process, or to any local, state or federal agency, engage in any conduct or make any statement (whether oral or written) calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon Executive or in any manner detrimental to Executive.

Amendment to Section 1 of
Confidentiality, Non-Competition and Confirmatory Assignment Agreement

Section 1 of the Confidentiality, Non-Competition and Confirmatory Assignment Agreement is amended in its entirety as follows (additions, ~~deletions~~):

Section 1. Confidentiality. Employee represents, warrants and covenants that he or she has not revealed and will not at any time, whether during or after the termination of my employment, reveal to anyone outside the Company any of the trade secrets or confidential information of the Company, its customers or suppliers, or any information received in confidence from third parties by the Company. Confidential information of the Company is any information or material (a) generated or collected by or used in the operation of the Company that relates to the actual or anticipated business, marketing and sales, strategic planning, products, services, research and development, or production and/or manufacturing processes, of the Company or its customers or suppliers, including its and their organization, personnel, customers and finances; or (b) suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of the Company. Employee will deliver to the Company copies of all confidential information upon the earlier of (a) a request by the Company, or (b) termination of Employee's employment. Upon termination of Employee's employment, Employee will not retain any such materials or copies.

Confidential Information shall not include (i) any information that is in the public domain at time of disclosure or thereafter comes into the public domain (other than by breach of this Agreement by Employee); or (ii) any information which is disclosed to Employee in good faith by a third party unaffiliated with the Company with the legal right to make such disclosure; or (iii) any information which an Officer of the Company authorizes its unrestricted use in writing.

Employee represents warrants and covenants that as to Confidential Information received pursuant to a prior employment or agency relationship, he or she will respect any contractual obligations of confidentiality that he or she may have and understand that it is not in the interests of the Company to mingle such Confidential Information with Company Confidential Information and as such represents, warrants and covenants that no such mingling has or will occur.

Further, Employee represents, warrants and covenants that during my employment he or she did not and will not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. Employee further agrees that he or she has not used or permitted to be used and shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of Employee’s employment he or she shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

Employee understands that the Company has received and will receive from third parties information that is confidential or proprietary (“Third-Party Information”) and that is subject to restrictions on the Company regarding its use and disclosure. Employee, both during and after termination of my employment will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and the relevant third party, unless expressly authorized to act otherwise by the Company.

Employee agrees to report known or suspected unauthorized disclosures of confidential or proprietary information of the Company by any other person immediately to an Officer of the Company.

Employee hereby represents and warrants that from the time of my first contact or communication with the Company, Employee has held in strict confidence and in trust for the sole benefit of the Company all Confidential Information and have not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential Information, except to the extent permitted by this Section 1. Except as disclosed on Schedule A to this Agreement, I do not know anything about the Company’s business or Confidential Information, other than information I have learned from the Company in the course of being hired or during my employment by the Company.

Nothing herein shall limit or impede Employee’s right to file or pursue an administrative charge with, or participate in, any investigation before a governmental agency.